Exhibit 99.1

As used below, except as otherwise indicated or as the content otherwise requires, the terms “Company,” “we,” “us,” and “our” refer to Oppenheimer Holdings Inc. and its consolidated subsidiaries. We refer to the directly and indirectly owned subsidiaries of Oppenheimer Holdings Inc. collectively as the “Operating Subsidiaries.”

Interest Rates

Over the last several years, interest rates have been historically low. However, the Federal Reserve raised the target for federal funds rates by 25 basis points in each of December 2015, December 2016, and March 2017. We offer several products which are sensitive to interest rate fluctuations, including cash sweep balances, margin lending, spread lending and firm investments. As of March 31, 2017, our FDIC-insured Bank Deposit program had a balance of  $7.4 billion and customer margin debits were $829.0 million. We believe that rising interest rates will have a positive impact on our interest and fee revenues as shown in the chart below.

Interest and Fee Revenues ($mm)

Risks Relating to the Business

The Company may continue to be adversely affected by the failure of the Auction Rate Securities Market.

In February 2008, the market for auction rate securities (“ARS”) began experiencing disruptions due to the failure of auctions for preferred stocks issued to leverage closed end funds, municipal bonds backed by tax exempt issuers, and student loans backed by pools of student loans guaranteed by U.S. government agencies. This failure followed an earlier failure of a smaller market of ARS that were backed by mortgage and other forms of derivatives in the summer of 2007. These auction failures developed as a result of auction managers or dealers, typically large commercial or investment banks, deciding not to commit their own capital when there was insufficient demand from bidders to meet the supply of sales from sellers. The failure of the ARS market has prevented clients of the Company from liquidating holdings in these positions or, in many cases, posting these securities as collateral for loans. The Company had operated in an agency capacity in this market and held and continues to hold ARS in its proprietary accounts and, as a result of this and the Company’s ongoing repurchases from customers discussed below, is exposed to these liquidity issues as well. There have been no recent issuer redemptions of ARS, and there is no guarantee that any future ARS issuer redemptions will occur and, if so, that the Company’s clients’ ARS will be redeemed.

Regulators have concluded, in many cases, that firms that operate in the securities industry, initially those that underwrote and supported the auctions for ARS, should be compelled to purchase them from retail customers. Underwriters and broker-dealers in such securities have settled with various regulators and have purchased ARS from their retail clients. The Company may be at a competitive disadvantage to those of its competitors that have already completed purchases of ARS from their clients.

In February 2010, Oppenheimer finalized settlements with each of the New York Attorney General’s office (“NYAG”) and the Massachusetts Securities Division (“MSD” and, together with the NYAG, the “Regulators”) concluding investigations and administrative proceedings concerning Oppenheimer’s marketing and sale of ARS. Pursuant to the settlements with the Regulators, Oppenheimer agreed to extend offers to repurchase ARS from certain of its clients subject to certain terms and conditions. In addition to the settlements with the Regulators, Oppenheimer has also reached settlements of and received adverse awards in legal proceedings with various clients where the Company is obligated to purchase ARS. The ultimate amount of ARS to be repurchased by the Company under the settlements with the Regulators or legal settlements and awards cannot be predicted with any certainty and will be impacted by redemptions by issuers and legal and other actions by clients during the relevant period which cannot be predicted. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory and Legal Environment — Other Regulatory Matters” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Off-Balance Sheet Arrangements” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 3, 2017 (our “Form 10-K”) for additional details.

If the ARS market remains frozen, the Company may likely be further subject to claims by its clients. There can be no guarantee that the Company will be successful in defending any future actions against it. Any such failure could have a material adverse effect on the results of operations and financial condition of the Company, including its cash position. See “Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as filed with the SEC on April 28, 2017 (our “Form 10-Q”) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory and Legal Environment — Other Regulatory Matters” in our Form 10-K.

The Company’s customers held at Oppenheimer approximately $76.5 million of ARS at December 31, 2016, exclusive of amounts that were owned by Qualified Institutional Buyers (“QIBs”), transferred to the Company or purchased by customers after February 2008, or transferred from the Company to other securities firms after February 2008. The Company does not presently have the capacity to purchase all of the ARS held by all of its former or current clients who purchased such securities prior to the market’s failure in February 2008 over a short period of time. If the Company was to be required to purchase all of the ARS held by all former or current clients who purchased such securities prior to the market’s failure in February 2008 over a short period of time, these purchases would have a material adverse effect on the Company’s results of operations and financial condition including its cash position. Neither of the settlements with the Regulators requires the Company to do so. The Company does not currently believe that it is legally obligated to make any such purchases except for those purchases it has agreed with the Regulators to make as previously disclosed. If Oppenheimer defaults on either agreement with the Regulators, the Regulators may terminate their agreements and may reinstitute the previously pending administrative proceedings. In addition, there can be no guarantee that other regulators won’t seek to compel the Company to repurchase a greater amount of ARS than called for by the settlements with the Regulators. See “Legal Proceedings” in our Form 10-Q.

The Company has sought, with very limited success, financing from a number of sources to try to find a means for all its clients to find liquidity from their ARS holdings and will continue to do so. There can be no assurance that the Company will be successful in finding a liquidity solution for all its clients’ ARS holdings.

Damage to our reputation could damage our businesses.

Maintaining our reputation is critical to our attracting and maintaining customers, investors and employees. If we fail to deal with, or appear to fail to deal with, various issues that may give rise to reputational risk, we could significantly harm our business prospects. These issues include, but are not limited to, any of the risks discussed in this section, appropriately dealing with potential conflicts of interest, legal and regulatory requirements, employee misconduct, ethical issues, money-laundering, privacy, record keeping, sales and trading practices, failure to sell securities we have underwritten at the anticipated price levels, and the proper identification of the legal, reputational, credit, liquidity, and market risks inherent in our products. A failure to deliver appropriate standards of service and quality, or a failure or perceived failure to treat customers and clients fairly, can result in customer dissatisfaction, litigation and heightened regulatory scrutiny, all of which can lead to lost revenue, higher operating costs and harm to our reputation. Further, negative publicity regarding us, whether or not true, may also result in harm to our prospects. Increasingly, the internet, through investor blogs or other sites, is being used to publish information that is untrue, significantly skewed or in some cases slanderous about companies and individuals that are published anonymously and are difficult to refute. Such stories can negatively impact the reputation of companies that are the subject of such attacks. See “— The precautions the Company takes to prevent and detect employee misconduct may not be effective and the Company could be exposed to unknown and unmanaged risks or losses.”

The Company is subject to extensive securities regulation and the failure to comply with these regulations could subject it to monetary penalties or sanctions.

The securities industry and the Company’s business are subject to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. The Company is also regulated by industry self-regulatory organizations, including the FINRA, the National Futures Association (“NFA”), and the Municipal Securities Rulemaking Board (“MSRB”). The Company may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. The regulatory environment is subject to change and the Company may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other federal or state governmental regulatory authorities, or self-regulatory organizations. In response to the financial crisis of 2008-2009, the regulatory environment to which the Company is subjected is expected to further intensify as additional rules and regulations are adopted by the Company’s regulators. These new regulations will likely increase costs related to compliance and may in other ways adversely affect the performance of the Company.

Market and economic conditions over the past several years have directly led to a demand by the public for changes in the way the financial services industry is regulated, including a call for more stringent legislation and regulation in the United States and abroad. The Dodd-Frank Act enacted sweeping changes and an unprecedented increase in the supervision and regulation of the financial services industry (see “Business — Regulation” in our Form 10-K). The ultimate impact that the Dodd-Frank Act and implementing regulations will have on us, the financial industry and the economy at large cannot be quantified until all of the implementing regulations called for under the legislation have been finalized and fully implemented. We are evaluating the impact of the U.S. Department of Labor (“DOL”) fiduciary rule on our business (see “Business — Regulation — Fiduciary Standard — Rulemaking by U.S. Department of Labor” in our Form 10-K). However, because qualified accounts, particularly IRA accounts, comprise a significant portion of our business, we expect that implementation of the DOL rule will negatively impact our results including the impact of increased costs related to compliance, legal and information technology. In addition, we expect that our legal risks will increase, in part, as a result of the new contractual rights required to be given to IRA and non-ERISA plan clients under the Best Interest Contract exemption and principal transactions exemption of such rule.

Oppenheimer is a broker-dealer and investment adviser registered with the SEC and is primarily regulated by FINRA. Broker-dealers are subject to regulations which cover all aspects of the securities business, including:

•                  sales methods and supervision;

•                  trading practices among broker-dealers;

•                  emerging standards concerning fees and charges imposed on clients for fee-based programs;

•                  use and safekeeping of customers’ funds and securities;

•                  anti-money laundering and the USA Patriot Act (the “Patriot Act”) compliance;

•                  capital structure of securities firms;

•                  cybersecurity;

•                  pricing of services;

•                  compliance with DOL rules and regulations for retirement accounts;

•                  compliance with lending practices (Regulation T);

•                  record keeping; and

•                  the conduct of directors, officers and employees.

Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. The requirements imposed by these regulations are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with the Company. New regulations may result in enhanced standards of duty on broker-dealers in their dealings with their clients (fiduciary standards). Consequently, these regulations often serve to limit the Company’s activities, including through net capital, customer protection and market conduct requirements, including those relating to principal trading. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally FINRA. FINRA adopts rules, subject to approval by the SEC, which govern its members and conducts periodic examinations of member firms’ operations. However, recently the SEC has significantly increased its direct oversight of registrants in areas that directly overlap with FINRA thereby increasing the Company’s costs of compliance and increasing the risks associated with compliance with emerging standards. In addition to FINRA, the Company is also a member of several other self-regulatory organizations (“SROs”).

The SEC has passed a requirement for custodians of securities on behalf of investment advisers, such as the Company, to conduct an annual “surprise audit”, in addition to the annual audit, and to issue an annual controls report to its clients, issued by a qualified accounting firm, describing its processes and controls affecting custody operations. A failure to conduct such an audit or issue the report with favorable findings could adversely affect a sizable portion of the Company’s businesses.

If the Company is found to have violated any applicable regulations, formal administrative or judicial proceedings may be initiated against it that may result in:

•                  censure;

•                  fine;

•                  civil penalties, including treble damages in the case of insider trading violations;

•                  the issuance of cease-and-desist orders;

•                  the deregistration or suspension of our broker-dealer activities;

•                  the suspension or disqualification of our officers or employees; or

•                  other adverse consequences.

The imposition of any of the above or other penalties could have a material adverse effect on our operating results and financial condition.

On February 19, 2015, the board of directors formed a Special Committee of the board of directors (the “Special Committee”)  in order to engage an independent law firm to conduct a review of Oppenheimer and OAM’s broker-dealer and investment adviser compliance processes and related internal controls and governance processes and provide recommendations to the Special Committee. On February 19, 2015, the Special Committee agreed to engage an independent law firm to conduct the aforementioned review. On April 22, 2015, the Special Committee agreed to retain Kalorama Partners LLP to act as the independent law firm. In July 2015, the Company created a Compliance Committee made up of independent directors to oversee the Company’s compliance with applicable rules and regulations. In May 2017, the Board approved the assumption of the duties of the Special Committee by the Compliance Committee and the dissolution of the Special Committee. As part of its engagement of the independent law firm, the Company agreed that the recommendations of the independent law firm would be shared with the SEC. Moreover, Oppenheimer and OAM agreed to adopt the recommendations made by the independent law firm subject to a process for any recommendations found by the Company to be impractical or overly burdensome.

In August 2015, the independent law firm delivered a report as a result of a settlement reached by Oppenheimer with FINRA in a matter unrelated to the SEC matter discussed above (the “FINRA IC Report”). The FINRA IC Report was critical of the Company’s governance practices, its management and its compliance program at the time of the review in 2015. The Company adopted and has implemented all of the recommendations made by the independent law firm except for several technology projects that the Company expects to complete in 2017. The Company believes the changes made were responsive to the criticisms and recommendations made by the independent law firm.

On December 15, 2016, the Company’s agreement with the independent law firm expired by its terms, although the independent law firm had not yet delivered the reports required by the SEC. In May 2017, the independent law firm delivered three additional reports, including a report in connection with the SEC matter discussed above and another report in connection with Oppenheimer’s 2015 settlement with the SEC in connection with the SEC’s Municipalities Continuing Disclosure Cooperation (“MCDC”) initiative (the “SEC IC Reports”). Each of the reports is currently being reviewed by the Company. The SEC IC Reports repeat a number of the criticisms regarding the Company’s governance practices, its management and its compliance programs and includes a substantial number of recommendations, a number of which appear in the FINRA IC Report. The Company believes it has already adopted and implemented a number of the recommendations made in the SEC IC Reports and expects that it will adopt and implement most of the remaining recommendations. However, there can be no assurances that the Company will be able to implement all of the recommendations as set forth in the SEC IC Reports and, to the extent the Company does not implement or provide a satisfactory alternative method of implementation, the Company may be exposed to further SEC enforcement action. Furthermore, implementation of the remaining recommendations included in the SEC IC Reports or any recommendations made in any additional reports may be costly, time consuming, may divert management’s attention from operating the Company’s business and may have an adverse effect on the Company. The Company has incurred a significant amount of expenses in connection with the preparation of the FINRA IC Report and the SEC IC Reports and may continue to incur additional expenses related thereto.

For a more detailed description of the regulatory scheme under which the Company operates, see “Business — Regulation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory and Legal Environment” in our Form 10-K.

Financial services firms have been subject to increased regulatory scrutiny over the last several years, increasing the risk of financial liability and reputational harm resulting from adverse regulatory actions.

Firms in the financial services industry have been operating in an onerous regulatory environment, which has become even more stringent in light of well-publicized fraud or “Ponzi” schemes. The industry has experienced increased scrutiny from a variety of regulators, including the SEC and FINRA and recently the DOL as well as state regulators. Penalties and fines sought by regulatory authorities have increased substantially over the last several years. We may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and SROs. Each of the regulatory bodies with jurisdiction over us has regulatory powers dealing with many different aspects of financial services, including, but not limited to, the authority to fine us and to grant, cancel, restrict or otherwise impose conditions on the right to continue operating particular businesses. For example, the failure to comply with the obligations imposed by the Exchange Act on broker-dealers and the Advisers Act on investment advisers, including recordkeeping, registration, advertising and operating requirements, disclosure obligations and prohibitions on fraudulent activities, or by the Investment Company Act of 1940 (the “1940 Act”), could result in investigations, sanctions and reputational damage. We also may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. or foreign governmental regulatory authorities or SROs (e.g., FINRA) that supervise the financial markets. Substantial legal liability or significant regulatory action taken against us could have a material adverse effect on our business prospects including our cash position.

Changes in regulations resulting from either the Dodd-Frank Act or any new regulations or laws may affect our businesses.

The market and economic conditions in the period after the financial crisis have directly led to a demand by the public for changes in the way the financial services industry is regulated, including a call for more stringent legislation and regulation in the United States and abroad. The Dodd-Frank Act enacted sweeping changes and an unprecedented increase in the supervision and regulation of the financial services industry (see “Business — Regulation” in our Form 10-K for a discussion of such changes, including the Volcker Rule). The ultimate impact that the Dodd-Frank Act will have on us, the financial industry and the economy at large cannot be specifically ascertained until all of the implementing regulations called for under the legislation have been finalized and fully implemented. Nevertheless, it is apparent that these legislative and regulatory changes could affect our revenue, limit our ability to pursue business opportunities, impact the value of our assets, require us to alter at least some of our business practices, impose additional costs, and otherwise adversely affect our businesses. The Dodd-Frank Act impacts the manner in which we market our products and services, manage our business and operations, and interact with regulators, all of which could materially impact our results of operations, financial condition and liquidity. Certain provisions of the Dodd-Frank Act that have or may impact our businesses include: the establishment of a fiduciary standard for broker-dealers; regulatory oversight of incentive compensation; the imposition of capital requirements on financial holding companies and to a lesser extent, greater oversight over derivatives trading; and restrictions on proprietary trading. To the extent the Dodd-Frank Act impacts the operations, financial condition, liquidity and capital requirements of unaffiliated financial institutions with whom we transact business, those institutions may seek to pass on increased costs, reduce their capacity to transact, or otherwise present inefficiencies in their interactions with us.

Numerous regulatory changes, and enhanced regulatory and enforcement activity, relating to the asset management business may increase our compliance and legal costs and otherwise adversely affect our business.

The SEC has proposed certain measures that would establish a new framework to replace the requirements of Rule 12b-1 under the 1940 Act with respect to how mutual funds pay fees to cover the costs of selling and marketing their shares. The staff of the SEC’s Office of Compliance, Inspections and Examinations has indicated that it is reviewing the use of fund assets to pay for fees to sub-transfer agents and sub-administrators for services that may be deemed to be distribution-related. Any adoption of such measures would be phased in over a number of years. As these measures are neither final nor undergoing implementation throughout the financial services industry, their impact cannot be fully ascertained at this time. As this regulatory trend continues, it could adversely affect our operations and, in turn, our financial results.

Asset management businesses have experienced a number of highly publicized regulatory inquiries, which have resulted in increased scrutiny within the industry and new rules and regulations for mutual funds, investment advisors and broker-dealers. As some of our wholly owned subsidiaries are registered as investment advisors with the SEC, increased regulatory scrutiny and rulemaking initiatives may result in augmented operational and compliance costs or the assessment of significant fines or penalties against our asset management business, and may otherwise limit our ability to engage in certain activities. It is not possible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Conformance with any new laws or regulations could make compliance more difficult and expensive and affect the manner in which we conduct business. For example, pursuant to the Dodd-Frank Act, the SEC was charged with considering whether broker-dealers should be subject to a standard of care similar to the fiduciary standard applicable to registered investment advisors. It is not clear whether the SEC will determine that a heightened standard of conduct is appropriate for broker-dealers; however, any such standard, if mandated, would likely require us to review our product and service offerings and implement certain changes, as well as require that we incur additional regulatory costs in order to ensure compliance.

In addition, U.S. and foreign governments have recently taken regulatory actions impacting the investment management industry, and may continue to take further actions, including expanding current (or enacting new) standards, requirements and rules that may be applicable to us and our subsidiaries. For example, the SEC and several states and municipalities in the United States have adopted “pay-to-play” rules, which could limit our ability to charge advisory fees. Such “pay-to-play” rules could affect the profitability of that portion of our business. Additionally, the use of “soft dollars,” where a portion of commissions paid to broker-dealers in connection with the execution of trades also pays for research and other services provided to advisors, is periodically reexamined and may be limited or modified in the future. Furthermore, new regulations regarding the management of hedge funds and the use of certain investment products may impact our investment management business and result in increased costs. For example, many regulators around the world adopted disclosure and reporting requirements relating to the hedge fund business.

Legislation has and may continue to result in changes to rules and regulations applicable to our business, which may negatively impact our business and financial results.

The securities industry is subject to extensive and constantly changing regulation. Broker-dealers and investment advisors are subject to regulations covering all aspects of the securities business, including, but not limited to: sales and trading methods; trade practices among broker-dealers; use and safekeeping of clients’ funds and securities; capital structure of securities firms; anti-money laundering efforts; recordkeeping; and the conduct of directors, officers and employees. Any violation of these laws or regulations could subject us to the following events, any of which could have a material adverse effect on our business, financial condition and prospects: civil and criminal liability; sanctions, which could include the revocation of our subsidiaries’ registrations as investment advisors or broker-dealers; the revocation of the licenses of our financial advisors; censures; fines; or a temporary suspension or permanent bar from conducting business.

The DOL has adopted regulations that change the definition of who is an investment advice fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and how such advice can be provided to account holders in retirement accounts such as pension plans, 401(k) plans and IRAs. In addition, the SEC is also pursuing its own rules around a uniform fiduciary standard which could conflict with the DOL’s rulemaking. Additional rulemaking or legislative action could negatively impact the Company’s business and financial results. The DOL regulations have recently gone into effect, and it is difficult to determine what impact this will have on our compliance costs, business, operations and profitability although it appears likely to increase the cost of compliance.

Failure to comply with capital requirements could subject the Company to suspension or revocation by the SEC or suspension or expulsion by FINRA, the FCA and the SFC.

Oppenheimer and Freedom are subject to the SEC’s Net Capital Rule (as defined herein) which requires the maintenance of minimum net capital. For a more detailed description of the regulatory scheme under which the Company operates, see “Business — Regulatory Capital Requirements” in our Form 10-K. Failure to comply with net capital requirements could subject the Company to suspension or revocation by the SEC or suspension or expulsion by FINRA.

In addition, Oppenheimer Europe Ltd. and Oppenheimer Investments Asia Limited are regulated by the Financial Conduct Authority (“FCA”) of the United Kingdom and the Securities and Futures Commission (“SFC”) in Hong Kong, respectively. Failure of these entities to comply with capital requirements could subject those entities to suspension or expulsion by their respective regulators.

Developments in market and economic conditions have adversely affected, and may in the future adversely affect, the Company’s business and profitability.

Performance in the financial services industry is heavily influenced by the overall strength of economic conditions and financial market activity, which generally have a direct and material impact on the Company’s results of operations and financial condition. These conditions are a product of many factors, which are mostly unpredictable and beyond the Company’s control, and may affect the decisions made by financial market participants.

Changes in economic and political conditions, including economic output levels, interest and inflation rates, employment levels, prices of commodities including oil and gas, consumer confidence levels, and fiscal and monetary policy can affect market conditions. For example, the Federal Reserve’s policies determine, in large part, the cost of funds for lending and investing and the return earned on those loans and investments. The market impact from such policies also can decrease materially the value of certain of our financial assets, most notably debt securities. Changes in the Federal Reserve’s policies are beyond our control and, consequently, the impact of these changes on our activities and results of our operations are difficult to predict. At times over the last several years we have experienced operating cycles during weak and uncertain U.S. and global economic conditions, including low economic output levels, historically low interest rates, high unemployment rates, and uncertainty with respect to domestic and international fiscal and monetary policy. These conditions led to changes in the global financial markets that from time to time negatively impacted our revenue and profitability. While global financial markets have shown signs of improvement, uncertainty remains. A period of sustained downturns and/or volatility in the securities markets, prolonged continuation of low levels of short-term interest rates, a return to increased credit market dislocations, reductions in the value of real estate, and other negative market factors could significantly impair our revenues and profitability.

U.S. markets may also be impacted by political and civil unrest occurring in the Middle East, Eastern Europe, Russia and Asia. Concerns about the European Union (“EU”), including Brexit, and the stability of the EU’s sovereign debt, has caused uncertainty and disruption for financial markets globally. Continued uncertainties loom over the outcome of the EU’s financial support programs. It is possible that other EU member states may choose to follow Britain’s lead and leave the EU. Any negative impact on economic conditions and global markets from these developments could adversely affect our business, financial condition and liquidity.

Uncertain or unfavorable market or economic conditions could result in reduced transaction volumes, reduced revenue and reduced profitability in any or all of the Company’s principal businesses. For example:

•                  The Company’s investment banking revenue, in the form of underwriting, placement and financial advisory fees, is directly related to the volume and value of transactions as well as the Company’s role in these transactions. In an environment of uncertain or unfavorable market or economic conditions such as we have observed in recent years, the volume and size of capital-raising transactions and acquisitions and dispositions typically decrease, thereby reducing the demand for the Company’s investment banking services and increasing price competition among financial services companies seeking such engagements. The completion of anticipated investment banking transactions in the Company’s pipeline is uncertain and beyond its control, and its investment banking revenue is typically earned upon the successful completion of a transaction. In most cases, the Company receives little or no payment for investment banking engagements that do not result in the successful completion of a transaction. For example, a client’s acquisition transaction may be delayed or terminated because of a failure to agree upon final terms with the counterparty, failure to obtain necessary regulatory consents or board or stockholder approvals, failure to secure necessary financing, adverse market conditions or unexpected financial or other problems in the client’s or counterparty’s business. If the parties fail to complete a transaction on which the Company is advising or an offering in which it is participating, the Company will earn little or no revenue from the transaction but may incur expenses including but not limited to legal fees. The Company may perform services subject to an engagement agreement and the client may refuse to pay fees due under such agreement, requiring the Company to re-negotiate fees or commence legal action for collection of such earned fees. Accordingly, the Company’s business is highly dependent on market conditions, the decisions and actions of its clients and interested third parties. The number of engagements the Company has at any given time is subject to change and may not necessarily result in future revenues.

•                        A portion of the Company’s revenues are derived from fees generated from its asset management business segment. Asset management fees often are primarily comprised of base management and performance (or incentive) fees. Management fees are primarily based on assets under management. Assets under management balances are impacted by net inflow/outflow of client assets and changes in market values. Poor investment performance by the Company’s funds and portfolio managers could result in a loss of managed accounts and could result in reputational damage that might make it more difficult to attract new investors and thus further impact the Company’s business and financial condition. If the Company experiences losses of managed accounts, fee revenue will decline. In addition, in periods of declining market values, the values under management may ultimately decline, which would negatively impact fee revenues.

•                        In the past decade, passively managed index funds have seen greater investor interest, and this trend has become more dramatic in recent years. A continued lessening of investor interest in active investing and continued increase in passive investing may lead to a decline in the revenue the Company generates from commissions on the execution of trading transactions and, in respect of its market-making activities, a reduction in the value of its trading positions and commissions and spreads.

•                        Financial markets are susceptible to severe events such as dislocations which may lead to reduced liquidity. Under these extreme conditions, the Company’s risk management strategies may not be as effective as they might otherwise be under normal market conditions.

•                        Liquidity is essential to the Company’s businesses. The Company’s liquidity could be negatively affected by an inability to obtain funding on a regular basis either in the short term market through bank borrowing or in the long term market through senior and subordinated borrowings. Such illiquidity could arise through a lowering of the Company’s credit rating or through market disruptions unrelated to the Company. The availability of unsecured financing is largely dependent on our credit rating which is largely determined by factors such as the level and quality of our earnings, capital adequacy, risk management, asset quality and business mix. As noted above, the Company has purchased, and will continue to purchase, auction rate securities from its clients which will reduce liquidity available to the Company for other purposes. The failure to secure the liquidity necessary for the Company to operate and grow could have a material adverse effect on the Company’s financial condition and results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in our Form 10-K.

•                        Changes in interest rates (especially if such changes are rapid), high interest rates or uncertainty regarding the future direction of interest rates, may create a less favorable environment for certain of the Company’s businesses, particularly its fixed income business, resulting in reduced business volume and reduced revenue.

•                        The reduction of interest rates to all-time record lows has substantially reduced the interest profits available to the Company through its margin lending and has also reduced profit contributions from cash sweep products such as the FDIC-insured Bank Deposit program. If interest rates remain at low levels, despite an initial move upward by the Federal Reserve, the Company’s profitability will continue to be significantly negatively impacted.

•                        The Company expects to continue to commit its own capital to engage in proprietary trading, investing and similar activities, and uncertain or unfavorable market or economic conditions may reduce the value of its positions, resulting in reduced revenue.

The cyclical nature of the economy and the financial services industry leads to volatility in the Company’s operating margins, due to the fixed nature of a portion of compensation expenses and many non-compensation expenses, as well as the possibility that the Company will be unable to scale back other costs at an appropriate time to match any decreases in revenue relating to changes in market and economic conditions. As a result, the Company’s financial performance may vary significantly from quarter to quarter and year to year.

Markets have experienced, and may continue to experience, periods of high volatility accompanied by reduced liquidity and periods of low volatility resulting in a reduction in trading volumes which may have an adverse effect on our revenues.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity. Under these extreme conditions, hedging and other risk management strategies may not be effective. Severe market events have historically been difficult to predict, and significant losses could be realized in the wake of such events. The “Flash Crash” on May 6, 2010 was driven not by external economic events but by internal market dynamics and automated systems. Such events cannot be predicted nor can anyone, including the Company, predict the effectiveness of controls put in place to prevent such incidents.

Increasingly, threats of terrorism and terrorist acts have disrupted markets and increased the perception of risk to the worldwide economy. Any such act or threat may impact markets, and consequently the Company’s business, in an adverse manner.

In addition, markets have recently experienced significant periods of low volatility in the financial markets. Such periods of low volatility may also have an adverse effect on our revenue due to reductions in trading volumes.

The Company has experienced significant pricing pressure in areas of its business, which may impair its revenues and profitability.

In recent years the Company has experienced, and continues to experience, significant pricing pressures on trading margins and commissions in debt and equity trading. In the fixed income market, regulatory requirements have resulted in greater price transparency, leading to increased price competition and decreased trading margins. In the equity market, the Company has experienced increased pricing pressure from institutional clients to reduce commissions, and this pressure has been augmented by the increased use of electronic and direct market access trading, which has created additional downward pressure on trading margins. The trend toward using alternative trading systems is continuing to grow, which may result in decreased commission and trading revenue, reduce the Company’s participation in the trading markets and its ability to access market information, and lead to the creation of new and stronger competitors. Institutional clients also have pressured financial services firms to alter “soft dollar” practices under which brokerage firms bundle the cost of trade execution with research products and services. Some institutions are entering into arrangements that separate (or “unbundle”) payments for research products or services from sales commissions. Institutions subject to MIFID II, which the Company does business with primarily through its European based subsidiary, will be required to unbundle such payments commencing January 1, 2018. These arrangements have increased the competitive pressures on sales commissions and have affected the value the Company’s clients place on high-quality research. Moreover, the Company’s inability to reach agreement regarding the terms of unbundling arrangements with institutional clients who are actively seeking such arrangements could result in the loss of those clients, which would likely reduce the level of institutional commissions. The Company believes that price competition and pricing pressures in these and other areas will continue as institutional investors continue to reduce the amounts they are willing to pay, including reducing the number of brokerage firms they use, and some of our competitors seek to obtain market share by reducing fees, commissions or margins. Additional pressure on sales and trading revenue may impair the profitability of the Company’s business.

The ability to attract, develop and retain highly skilled and productive employees, particularly qualified financial advisors, is critical to the success of the Company’s business.

The Company faces intense competition for qualified employees from other businesses in the financial services industry, and the performance of its business may suffer to the extent it is unable to attract and retain employees effectively, particularly given the relatively small size of the Company and its employee base compared to some of its competitors. The primary sources of revenue in each of the Company’s business lines are commissions and fees earned on advisory and underwriting transactions and customer accounts managed by its employees, who are regularly recruited by other firms and in certain cases are able to take their client relationships with them when they change firms. Experienced employees are regularly offered financial inducements by larger competitors to change employers, and thus competitors can de-stabilize the Company’s relationship with valued employees. Some specialized areas of the Company’s business are operated by a relatively small number of employees, the loss of any of whom could jeopardize the continuation of that business following the employee’s departure.

Turnover in the financial services industry is high. The cost of retaining skilled professionals in the financial services industry has escalated considerably. Financial industry employers are increasingly offering guaranteed contracts, upfront payments, and increased compensation. These can be important factors in a current employee’s decision to leave us as well as in a prospective employee’s decision to join us. As competition for skilled professionals in the industry remains intense, we may have to devote significant resources to attracting and retaining qualified personnel. To the extent we have compensation targets, we may not be able to retain our employees, which could result in increased recruiting expense or result in our recruiting additional employees at compensation levels that are not within our target range. In particular, our financial results may be adversely affected by the costs we incur in connection with any upfront loans or other incentives we may offer to newly recruited financial advisors and other key personnel. If we were to lose the services of any of our investment bankers, senior equity research, sales and trading professionals, asset managers, or executive officers to a competitor or otherwise, we may not be able to retain valuable relationships and some of our clients could choose to use the services of a competitor instead of our services. If we are unable to retain our senior professionals or recruit additional professionals, our reputation, business, results of operations and financial condition could be adversely affected. Further, new business initiatives and efforts to expand existing businesses generally require that we incur compensation and benefits expense before generating additional revenues. Moreover, companies in our industry whose employees accept positions with competitors frequently claim that those competitors have engaged in unfair hiring practices. We have been subject to such claims and may be subject to additional claims in the future as we seek to hire qualified personnel, some of whom may work for our competitors. Some of these claims may result in material litigation. We could incur substantial costs in defending against these claims, regardless of their merits. Such claims could also discourage potential employees who work for our competitors from joining us.

The Company depends on its senior employees and the loss of their services could harm its business.

The Company’s success is dependent in large part upon the services of its senior executives and employees. Any loss of service of the chief executive officer may adversely affect the business and operations of the Company. The Company maintains key man insurance on the life of its chief executive officer. If the Company’s senior executives or employees terminate their employment and the Company is unable to find suitable replacements in relatively short periods of time, its operations may be materially and adversely affected.

Underwriting and market-making activities may place capital at risk.

The Company may incur losses and be subject to reputational harm to the extent that, for any reason, it is unable to sell securities it purchased as an underwriter at the anticipated price levels. As an underwriter, the Company is subject to heightened standards regarding liability for material misstatements or omissions in prospectuses and other offering documents relating to offerings it underwrites. Any such misstatement or omission could subject the Company to enforcement action by the SEC and claims of investors, either of which could have a material adverse impact on the Company’s results of operations, financial condition and reputation. As a market maker, the Company may own large positions in specific securities, and these undiversified holdings concentrate the risk of market fluctuations and may result in greater losses than would be the case if the Company’s holdings were more diversified.

Increases in capital commitments in our proprietary trading, investing and similar activities increase the potential for significant losses.

The Company’s results of operations for a given period may be affected by the nature and scope of these activities and such activities will subject the Company to market fluctuations and volatility that may adversely affect the value of its positions, which could result in significant losses and reduce its revenues and profits. In addition, increased commitment of capital will expose the Company to the risk that a counter-party will be unable to meet its obligations, which could lead to financial losses that could adversely affect the Company’s results of operations. These activities may lead to a greater concentration of risk, which may cause the Company to suffer losses even when business conditions are generally favorable for others in the industry.

The Company may make strategic acquisitions of businesses, engage in joint ventures or divest or exit existing businesses, which could result in unforeseen expenses or disruptive effects on its business.

From time to time, the Company may consider acquisitions of other businesses or joint ventures with other businesses. Any acquisition or joint venture that the Company determines to pursue will be accompanied by a number of risks. After the announcement or completion of an acquisition or joint venture, the Company’s share price could decline if investors view the transaction as too costly or unlikely to improve the Company’s competitive position. Costs or difficulties relating to such a transaction, including integration of products, employees, offices, technology systems, accounting systems and management controls, may be difficult to predict accurately and be greater than expected causing the Company’s estimates to differ from actual results. The Company may be unable to retain key personnel after the transaction, and the transaction may impair relationships with customers and business partners. In addition, the Company may be unable to achieve anticipated benefits and synergies from the transaction as fully as expected or within the expected time frame. Divestitures or elimination of existing businesses or products could have similar effects, including the loss of earnings of the divested business or operation. These difficulties could disrupt the Company’s ongoing business, increase its expenses and adversely affect its operating results and financial condition.

If the Company violates the securities laws, or is involved in litigation in connection with a violation, the Company’s reputation and results of operations may be adversely affected.

Many aspects of the Company’s business involve substantial risks of liability. An underwriter is exposed to substantial liability under federal and state securities laws, other federal and state laws, and court decisions, including decisions with respect to underwriters’ liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages. The Company’s underwriting activities will usually involve offerings of the securities of smaller companies, which often involve a higher degree of risk and are more volatile than the securities of more established companies. In comparison with more established companies, smaller companies are also more likely to be the subject of securities class actions, to carry directors and officers liability insurance policies with lower limits or not at all, and to become insolvent. In addition, in market downturns, claims tend to increase. Each of these factors increases the likelihood that an underwriter may be required to contribute to an adverse judgment or settlement of a securities lawsuit.

In the normal course of business, the Operating Subsidiaries have been and continue to be the subject of numerous civil actions and arbitrations arising out of customer complaints relating to our activities as a broker-dealer, as an employer and as a result of other business activities. In turbulent times such as the years following the financial crisis, the volume of claims and amount of damages sought in litigation and regulatory proceedings against financial institutions have historically escalated. The Company has experienced an increase in such claims as a result of the worldwide credit disruptions, including the disruptions in the auction rate securities market in 2008. If the Company misjudged the amount of damages that may be assessed against it from pending or threatened claims, or if the Company is unable to adequately estimate the amount of damages that will be assessed against it from claims that arise in the future and reserve accordingly, its financial condition and results of operations may be materially adversely affected. See “ — The Company may continue to be adversely affected by the failure of the Auction Rate Securities Market,” “Legal Proceedings” in our Form 10-Q and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Regulatory and Legal Environment — Other Regulatory Matters” in our Form 10-K.

The preparation of the consolidated financial statements requires the use of estimates that may vary from actual results.

If actual experience differs from management’s estimates used in the preparation of financial statements, the Company’s consolidated results of operations or financial condition could be adversely affected. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the application of accounting policies that often involve a significant degree of judgment. Such estimates and assumptions may require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. The Company’s accounting policies that are most dependent on the application of estimates and assumptions, and therefore viewed by the Company as critical accounting estimates, are those described in note 2 to the audited consolidated financial statements. These accounting estimates require the use of assumptions, some of which are highly uncertain at the time of estimation. These estimates, by their nature, are based on judgment and current facts and circumstances. Accordingly, actual results could differ from these estimates, possibly in the near term, and could have a material adverse effect on the consolidated financial statements.

The value of the Company’s goodwill and intangible assets may become impaired.

A substantial portion of the Company’s assets arise from goodwill and intangibles recorded as a result of business acquisitions it has made. The Company is required to perform a test for impairment of such goodwill and intangible assets, at least annually. To the extent that there are continued declines in the markets and general economy, impairment may become more likely. If the test resulted in a write-down of goodwill and/or intangible assets, the Company would incur a significant loss. For further discussion of this risk, see note 18 to the Company’s audited consolidated financial statements.

The Company’s risk management policies and procedures may leave it exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures the Company employs to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not predict future risk exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible. This information may not be accurate, complete or up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. The Company cannot give assurances that its policies and procedures will effectively and accurately record and verify this information.

The Company seeks to monitor and control its risk exposure through a variety of separate but complementary financial, credit, operational, compliance and legal reporting systems. The Company believes that it effectively evaluates and manages the market, credit and other risks to which it is exposed. Nonetheless, the effectiveness of the Company’s ability to manage risk exposure can never be completely or accurately predicted or fully assured, and there can be no guarantee that the Company’s risk management will be successful. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments can have a material adverse effect on the Company’s financial condition and results of operations. The consequences of these developments can include losses due to adverse changes in securities values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in the Company’s credit risk to customers as well as to third parties and increases in general systemic risk. Certain of the Company’s risk management systems are subject to regulatory review and may be found to be insufficient by the Company’s regulators potentially leading to regulatory sanctions. The Company over the past several years has increased its systems of surveillance over the various risks facing its business and has instituted standing committees to regularly review both the risks themselves as well as the adequacy of the systems providing information. There can be no guarantee that the operation of these systems will allow the Company to prevent or mitigate the various risks faced by its businesses.

Credit risk may expose the Company to losses caused by the inability of borrowers or other third parties to satisfy their obligations.

The Company is exposed to the risk that third parties that owe it money, securities or other assets will not perform their obligations. These parties include:

•                  trading counterparties;

•                  customers;

•                  clearing agents;

•                  exchanges;

•                  clearing houses; and

•                  other financial intermediaries as well as issuers whose securities we hold.

These parties may default on their obligations owed to the Company due to bankruptcy, lack of liquidity, operational failure or other reasons. This default risk may arise, for example, from:

•                  holding securities of third parties;

•                  executing securities trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries; and

•                  extending credit to clients through bridge or margin loans or other arrangements.

Significant failures by third parties to perform their obligations owed to the Company could adversely affect the Company’s revenue and its ability to borrow in the credit markets.

Risks related to insurance programs.

The Company’s operations and financial results are subject to risks and uncertainties related to the use of a combination of insurance, self-insured retention and self-insurance for a number of risks, including most significantly property and casualty, general liability, workers’ compensation, and the portion of employee-related health care benefits plans funded by the Company, and certain errors and omissions liability, among others.

While the Company endeavors to purchase insurance coverage that is appropriate to its assessment of risk, it is unable to predict with certainty the frequency, nature or magnitude of claims for direct or consequential damages. The Company’s business may be negatively affected if in the future its insurance proves to be inadequate or unavailable. In addition, insurance claims may divert management resources away from operating the business.

The precautions the Company takes to prevent and detect employee misconduct may not be effective and the Company could be exposed to unknown and unmanaged risks or losses.

The Company runs the risk that employee misconduct could occur. Misconduct by employees could include:

•                  employees binding the Company to transactions that exceed authorized limits or present unacceptable risks to the Company (rogue trading);

•                  employee theft and improper use of Company or client property;

•                  employees conspiring with third parties to defraud the Company;

•                  employees hiding unauthorized or unsuccessful activities from the Company, including outside business activities that are undisclosed and may result in liability to the Company;

•                  employees steering or soliciting his or her clients into investments which have not been sponsored by the Company and without the proper diligence;

•                  the improper use of confidential information; or

•                  employee conduct outside of acceptable norms including harassment.

These types of misconduct could result in unknown and unmanaged risks or losses to the Company including regulatory sanctions and serious harm to its reputation. The precautions the Company takes to prevent and detect these activities may not be effective. If employee misconduct does occur, the Company’s business operations could be materially adversely affected.

There have been a number of highly-publicized cases involving fraud or other misconduct by employees in the financial services industry, and the Company has experienced such cases in the past and there is a risk that our employees could engage in misconduct in the future that adversely affects our business. The Company has experienced employee misconduct which has led to regulatory sanctions and legal liability that has adversely affected our results and could continue to adversely affect our results in the future. We remain subject to a number of obligations and standards arising from our asset management business and our authority over the assets managed by our asset management business. In addition, our financial advisors may act in a fiduciary capacity, providing financial planning, investment advice and discretionary asset management. The violation of these obligations and standards by any of our employees could adversely affect our clients and us. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. If our employees engage in misconduct, our business could be materially adversely affected including our cash position.

Defaults by another large financial institution could adversely affect financial markets generally.

In the fourth quarter of 2008, Lehman Brothers filed for bankruptcy protection and financial institutions including the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Citigroup Inc., Bank of America Corporation, and American International Group, Inc. needed to accept substantial funding from the Federal government. In the fourth quarter of 2011, MF Global Holding Ltd. filed for bankruptcy protection. In August 2012, Peregrine Financial Group, Inc. was declared bankrupt and placed in receivership. The commercial soundness of many financial institutions may be closely interrelated as a result of credit, trading, clearing, or other relationships between these institutions. As a result, concerns about, or a default or threatened default by, one institution could lead to significant market-wide liquidity and credit problems, losses, or defaults by other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries, such as clearing agencies, clearing houses, banks, securities firms and exchanges with which the Company interacts on a daily basis, and therefore could adversely affect the Company.

The failure of guarantors could adversely affect the pricing of securities and their trading markets.

Monoline insurance companies, commercial banks and other insurers regularly issue credit enhancements to issuers in order to permit them to receive higher credit ratings than would otherwise be available to them. As a result, the failure of any of these guarantors could and would suddenly and immediately result in the depreciation in the price of the securities that have been guaranteed or enhanced by such entity. This failure could adversely affect the markets in general and the liquidity of the securities that are so affected. This disruption could create losses for holders of affected securities including the Company. In addition, rating agency downgrades of the debt or deposit or claims-paying ability of these guarantors could result in a reduction in the prices of securities held by the Company which are guaranteed by such guarantors.

The Company’s information systems may experience an interruption or breach in security.

The Company relies heavily on communications and information systems to conduct its business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in the Company’s customer relationship management, general ledger, and other systems. While the Company has policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of its information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. Recent disclosures of such incursions by foreign and domestic unauthorized agents aimed at large financial institutions reflect higher risks for all such institutions. The occurrence of any failures, interruptions or security breaches of the Company’s information systems could damage the Company’s reputation, result in a loss of customer business, subject the Company to additional regulatory scrutiny, or expose the Company to civil litigation and possible financial liability, any of which could have a material adverse effect on the Company’s financial condition and results of operations.

Our businesses rely extensively on data processing and communications systems. In addition to better serving clients, the effective use of technology increases efficiency and enables us to reduce costs. Adapting or developing our technology systems to meet new regulatory requirements, client needs, and competitive demands is critical for our business. Introduction of new technology presents challenges on a regular basis. There are significant technical and financial costs and risks in the development of new or enhanced applications, including the risk that we might be unable to effectively use new technologies or adapt our applications to emerging industry standards. Our continued success depends, in part, upon our ability to: (i) successfully maintain and upgrade the capability of our technology systems; (ii) address the needs of our clients by using technology to provide products and services that satisfy their demands; and (iii) retain skilled information technology employees. Failure of our technology systems, which could result from events beyond our control, or an inability to effectively upgrade those systems or implement new technology-driven products or services, could result in financial losses, liability to clients, violations of applicable privacy and other applicable laws and regulatory sanctions.

Security breaches of our technology systems, or those of our clients or other third-party vendors we rely on, could subject us to significant liability and harm our reputation.

The expectations of sound operational and informational security practices have risen among our clients and vendors, the public at large and regulators. Our operational systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, cyber-attacks and breakdowns. Our operations rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. Although cyber security incidents among financial services firms are on the rise, we have not experienced any material losses relating to cyber-attacks or other information security breaches. However, there can be no assurance that we will not suffer such losses in the future. Despite our implementation of protective measures and endeavoring to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to human error, natural disasters, power loss, spam attacks, unauthorized access, distributed denial of service attacks, computer viruses and other malicious code and other events that could have an impact on the security and stability of our operations. Notwithstanding the precautions we take, if one or more of these events were to occur, this could jeopardize the information we confidentially maintain, including that of our clients and counterparties, which is processed, stored in and transmitted through our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our clients and counterparties. We may be required to expend significant additional resources to modify our protective measures, to investigate and remediate vulnerabilities or other exposures or to make required notifications or disclosures. We may also be subject to litigation and financial losses that are neither insured nor covered under any of our current insurance policies. A technological breakdown could also interfere with our ability to comply with financial reporting and other regulatory requirements, exposing us to potential disciplinary action by regulators. In providing services to clients, we may manage, utilize and store sensitive or confidential client or employee data, including personal data. As a result, we may be subject to numerous laws and regulations designed to protect this information, such as U.S. federal and state laws governing the protection of personally identifiable information and international laws. These laws and regulations are increasing in complexity and number. If any person, including any of our associates, negligently disregards or intentionally breaches our established controls with respect to client or employee data, or otherwise mismanages or misappropriates such data, we could be subject to significant monetary damages, regulatory enforcement actions, fines and/or criminal prosecution. In addition, unauthorized disclosure of sensitive or confidential client or employee data, whether through system failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose clients and related revenue. Potential liability in the event of a security breach of client data could be significant. Depending on the circumstances giving rise to the breach, this liability may not be subject to a contractual limit or an exclusion of consequential or indirect damages.

The Company may be exposed to damage to its business or its reputation by cybersecurity incidents.

As the world becomes more interconnected through the use of the internet and users rely more extensively on the internet for the transmission and storage of data, such information becomes more susceptible to incursion by hackers and other parties intent on stealing or destroying data on which the Company or our clients rely. These cybersecurity incidents have increased in number and severity and it is expected that these trends will continue. Should the Company be affected by such an incident, we would be exposed to legal liability, loss of reputation as well as increased costs related to protection of systems and providing relief to clients.

The Company has and continues to introduce systems and software to prevent any such incidents and increasingly reviews and increases its defenses to such issues through the use of various services, programs and outside vendors. It is impossible for the Company to know when or if such incidents may arise or the business impact of any such incident.

The Company continually encounters technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services, driven by the emergence of the Fintech industry. The effective use of technology increases efficiency and enables financial institutions to better serve customers and reduce costs. The Company’s future success depends, in part, upon its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in the Company’s operations. Many of the Company’s competitors have substantially greater resources to invest in technological improvements. The Company may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to its customers. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse impact on the Company’s business and, in turn, the Company’s financial condition and results of operations.

The business operations that are conducted outside of the United States subject the Company to unique risks and potential loss.

To the extent the Company conducts business outside the United States, it is subject to risks including, without limitation, the risk that it will be unable to provide effective operational support to these business activities, the risk of non-compliance with foreign laws and regulations, the general economic and political conditions in countries where it conducts business and currency fluctuations. The Company operates in Israel, the United Kingdom, the Isle of Jersey, Switzerland and Hong Kong. If the Company is unable to manage these risks relating to its foreign operations effectively, its reputation and results of operations could be harmed.

We may face exposure for environmental liabilities in British Columbia, Canada.

The Company has received two notices from the current owners of two separate rural mountainous properties in Canada claiming that the Company may be liable for environmental claims with respect to such properties and designating the Company a potentially responsible party in remedial activities for the cleanup of waste sites under applicable statutes. The Company is believed to have held title to and also to have operated various properties in British Columbia, Canada from October 1942 through August 1969 and to have engaged in mining and milling operations for some part of that period. The Company was originally incorporated in British Columbia, Canada in 1933, under the name Sheep Creek Gold Mines Limited. The Company underwent a series of name changes and continuances, including from British Columbia to Ontario, from Ontario to Canadian federal jurisdiction and then, in May 2009, from Canada to Delaware.

The Company currently believes that future environmental claims, if any, that may be asserted will not be material and that its potential liability for known environmental matters is not material, however, there can be no guarantee that this is the case. Environmental and related remediation costs are difficult to quantify. Applicable law may impose joint and several liability on each potentially responsible party for the cleanup.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact the Company’s business.

Severe weather, natural disasters, acts of war or terrorism and other adverse external events could have a significant impact on the Company’s ability to conduct business. Although management has established a disaster recovery plan, there is no guarantee that such plan will allow the Company to operate without disruption if such an event was to occur and the occurrence of any such event could have a material adverse effect on the Company’s business, which, in turn, could have a material adverse effect on the Company’s financial condition and results of operations. The Company maintains disaster recovery sites to aid it in reacting to circumstances such as those described above. The fourth quarter of 2012 was impacted by Superstorm Sandy which occurred on October 29th causing the Company to vacate its two principal offices in downtown Manhattan and displaced 800 of the Company’s employees including substantially all of its capital markets, operations and headquarters staff for in excess of 30 days. During the displacement period the Company successfully implemented its business continuity plan by relocating personnel from both of its downtown Manhattan locations into other branch offices and back-up facilities in the region. Other than the closure of the financial markets for two business days, the Company was able to successfully clear and settle open trades that took place prior to the storm and to get its trading, operations, technology, and other support functions mobilized to process business once the financial markets reopened. The plans and preparations for such eventualities, including the sites themselves, may not be adequate or effective for their intended purpose.

Our risk management and conflicts of interest policies and procedures may leave us exposed to unidentified or unanticipated risk.

We seek to manage, monitor and control our operational, legal and regulatory risk through operational and compliance reporting systems, internal controls, management review processes and other mechanisms; however, there can be no assurance that our procedures will be effective. Our banking and trading processes seek to balance our ability to profit from banking and trading positions with our exposure to potential losses. While we use limits and other risk mitigation techniques, those techniques and the judgments that accompany their application cannot anticipate unforeseen economic and financial outcomes or the specifics and timing of such outcomes. Our risk management methods may not predict future risk exposures effectively. In addition, some of our risk management methods are based on an evaluation of information regarding markets, clients and other matters that are based on assumptions that may no longer be accurate. A failure to manage our growth adequately, or to manage our risk effectively, could materially and adversely affect our business and financial condition. Financial services firms are subject to numerous actual or perceived conflicts of interest, which are under growing scrutiny by U.S. federal and state regulators. Our risk management processes include addressing potential conflicts of interest that arise in our business. Management of potential conflicts of interest has become increasingly complex as we expand our business activities. A perceived or actual failure to address conflicts of interest adequately could affect our reputation, the willingness of clients to transact business with us or give rise to litigation or regulatory actions. Therefore, there can be no assurance that conflicts of interest will not arise in the future that could result in material harm to our business and financial condition.

The effect of climate changes on the Company cannot be predicted with certainty.

The Company is not directly affected by changes in environmental legislation, regulation or international treaties, and the Company is not involved in an industry which is significantly impacted by climate changes except as such changes may affect the general economy of the United States and the rest of the world. In addition, severe weather conditions such as storms, snowfall, and other climatic events may affect one or more offices of the Company. In October 2012, Superstorm Sandy caused dislocation and disruption of the Company’s operations. Any such event may materially impact the operations or finances of the Company. The Company maintains disaster recovery plans and property insurance for such emergencies. A significant change in the climate of the world could affect the general growth in the economy, and population growth and create other issues which will over time affect returns on financial instruments and thus the financial markets in general. It is impossible to predict such effects on the Company’s business and operations.

The downgrade of U.S. long term sovereign debt obligations and issues affecting the sovereign debt of European nations may adversely affect markets and other business.

On August 5, 2011, S&P lowered its long term sovereign credit rating on the United States of America from AAA to AA+. Credit agencies have also reduced the credit ratings of various sovereign nations, including Greece, Italy, France and China. While the ultimate impact of such actions is inherently unpredictable, these downgrades could have a material adverse impact on financial markets and economic conditions throughout the world, including, specifically, the United States. Moreover, the market’s anticipation of these impacts could have a material adverse effect on our business, financial condition and liquidity. Various types of financial markets, including, but not limited to, money markets, long-term or short-term fixed income markets, foreign exchange markets, commodities markets and equity markets may be adversely affected by these impacts. In addition, the cost and availability of funding and certain impacts, such as increased spreads in money market and other short term rates, have been experienced already as the market anticipated the downgrade.

The negative impact that may result from this downgrade or any future downgrade could adversely affect our credit ratings, as well as those of our clients and/or counterparties, and could require us to post additional collateral on loans collateralized by U.S. Treasury securities. The unprecedented nature of this and any future negative credit rating actions with respect to U.S. government obligations will make any impact on our business, financial condition and liquidity unpredictable. In addition, any such impact may not be immediately apparent.

In addition, global markets and economic conditions have been negatively impacted by the ability of certain EU member states to service their sovereign debt obligations. The continued uncertainty over the outcome of the EU governments’ financial support programs and the possibility that other EU member states may experience similar financial troubles could further disrupt global markets and may negatively impact our business, financial condition and liquidity.

The Company’s Chairman and CEO owns a significant portion of the Company’s Class B Stock and therefore can exercise significant control over the corporate governance and affairs of the Company.

An entity controlled by the Company’s Chairman and CEO, Mr. Albert Lowenthal, owns over 96% of the Class B voting stock. As a result, Mr. Lowenthal can exercise substantial influence over the outcome of most, if not of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This Class B voting power may have the effect of delaying or preventing a change in control of the Company or may result in the receipt of a “control premium” by the controlling stockholder which premium would not be received by the holders of the Class A Stock. The controlling stockholder may have potential conflicts of interest with other stockholders including the ability to determine the impact of “say on pay” provisions at the Company.